UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2012

SCG FINANCIAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-54339 (Commission File Number)	27-4452594 (I.R.S. Employer Identification Number)

615 N. Wabash Ave. Chicago, IL (Address of principal executive offices)		60611 (Zip code)
(312) 784-3960 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

Equity Commitment Agreement

On December 14, 2012, SCG Financial Acquisition Corp., a Delaware corporation (“SCG”), entered into an equity commitment letter agreement (the “Equity Commitment Agreement”) with 2012 DOOH Investments LLC, an Illinois limited liability company and an affiliate of Donald R. Wilson, Jr. (“Buyer”). Pursuant to the terms and conditions of the Equity Commitment Agreement, Buyer agreed to purchase, from SCG and/or in the open market or through privately-negotiated transactions, an aggregate of two million three hundred fifty thousand (2,350,000) shares of common stock, par value $0.0001 per share, of SCG (“SCG Shares”), prior to the closing of SCG’s previously announced proposed initial business combination with RMG Networks, Inc., a Delaware corporation (“RMG”). Buyer has also agreed not to exercise its redemption rights with respect to these SCG Shares in connection with the anticipated tender offer by SCG to purchase SCG Shares in connection with the closing of the proposed RMG acquisition. This commitment by Buyer is designed to provide SCG with sufficient financial resources to consummate SCG’s proposed acquisition of RMG. The proposed RMG acquisition is subject to the parties entering into definitive agreements and satisfaction of customary closing conditions. A copy of the Equity Commitment Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Letter of Intent

On December 14, 2012, SCG issued a press release announcing the entry on December 7, 2012 into a non-binding letter of intent to acquire Symon Communication, Inc., a Delaware corporation (“Symon”), a turn-key provider of digital signage and communications solutions (the “Letter of Intent”). The Letter of Intent is subject to the execution of definitive agreements, and the transaction with Symon, if ultimately consummated, would occur following the closing of the proposed initial business combination between SCG and RMG. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

99.1*	Equity Commitment Letter Agreement, dated December 14, 2012
99.2*	Press Release, dated December 14, 2012

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 14, 2012	SCG FINANCIAL ACQUISITION CORP.

	By;	/s/ Gregory H. Sachs
		Name:	Gregory H. Sachs
		Title:	Chairman, President and Chief Executive Officer